Exhibit 99(a)

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. names Kerrii Anderson as CEO and President

DUBLIN, Ohio (November 9, 2006) – Wendy’s International, Inc. (NYSE: WEN) today announced that its Board of Directors has named Kerrii Anderson as Chief Executive Officer and President of the Company. The decision by the Board was unanimous.

Anderson, 49, was interim CEO and President since April 2006, and was previously Chief Financial Officer. Anderson is also a member of the Board of Directors.

“Following a national search over the past six months, we have decided that Kerrii is our best choice for CEO,” said Chairman Jim Pickett. “Kerrii has demonstrated excellent leadership skills. As interim CEO, she began a transformation of the Company, improved Wendy’s performance, developed a new strategic plan and executed several transactions that will continue to create value for shareholders. The Board knows that Kerrii has a passion for the Wendy’s® business. She is committed to building strong relationships with our franchisees, and has the respect and support of Wendy’s management team. Our entire Board supports Kerrii, and we look forward to working with her in the future.”

Anderson joined Wendy’s in September 2000 as Executive Vice President and CFO, and was appointed to the Board in November 2000. In addition to her accounting and finance responsibilities, she has managed key areas of the corporation, including Strategic Planning, Human Resources, Supply Chain, Information Technology and Wendy’s bakery.

“I look forward to continuing to lead this great brand and consider it a privilege to work with the entire Wendy’s system,” said Anderson. “We have a talented management team, dedicated employees, and outstanding franchisees that have supported me and the management team. Over the past six months we have restructured the Company and we will continue to aggressively manage our brand for success. Our highest priority is to build on our positive momentum and significantly improve profits in every Wendy’s restaurant in the system,” Anderson said.

The Company will begin a search for a new Chief Financial Officer, and will consider both internal and external candidates.

Anderson and Wendy’s management team to focus on driving sales and profits

“I am pleased with the progress we are making on the initiatives we announced in October to revitalize the Wendy’s brand, streamline and improve restaurant operations, reclaim innovation leadership and enhance store economics,” said Anderson. “As CEO, I will focus on maximizing the performance of this Company.

“In my first 100 days, working with our team and our Board, I will further analyze every facet of the business to identify additional core growth and profit opportunities for every restaurant in our system, beyond those already announced, for both the short term and the long term,” Anderson said. “Once this work is completed, targets will be established for management’s short-term and long-term incentive compensation.”

The Company provided financial guidance during its Analyst and Investor Meeting on October 12, including an outlook for operating income, and earnings before interest, taxes, depreciation and amortization (EBITDA). The guidance was based on the Company’s long-term strategic plan. Based on a more detailed analysis of operations by management over the next three months, management plans to provide more insight into Wendy’s business outlook, for both the short term and long term, during its next Analyst and Investor event in early February 2007. The Company also plans to provide additional transparency in its financial reporting beginning with year-end results.

“Our store-level profit performance has been unacceptable over the past few years and we are committed to producing profit margins that are similar to the best restaurant companies that focus on superior operations and financial performance for both company and franchised restaurants,” Anderson said. “We will do this by driving same-store sales and creating more efficiency in the restaurants.”

Management team continues to transform Wendy’s

Over the past six months, the current management team has transformed the Company and is focused on driving the Wendy’s brand with a new strategic plan. Significant accomplishments since mid-April include:

•	Anderson hired Dave Near, an experienced and very successful Wendy’s franchisee, as Chief Operations Officer. Near has been instrumental in building support and unity throughout the franchisee community.

•	Near named Ed Choe, one of the Company’s most accomplished operators and a 25-year veteran of Wendy’s, as Executive Vice President of Restaurant Services. Near and Choe are focused on driving significant improvement in Wendy’s operations.

•	Anderson, Chief Marketing Officer Ian Rowden and the Company’s marketing team are transforming Wendy’s brand with marketing that emphasizes Wendy’s quality position with targeted advertising, improved creative, new products and menu management.

•	The management team, operators and franchisees drove positive same-store sales at Wendy’s in each month from June through October, and third quarter same-store sales were the best quarterly results in two years.

•	Store-level operating margins have improved significantly and food costs improved by 110 basis points at U.S. company restaurants in the third quarter versus a year ago. Management completed an initial public offering of Tim Hortons in March, and a spin-off of the business in September.

•	The Company reached an agreement to sell the Baja Fresh® Mexican Grill business.

•	Management announced plans to reduce G&A and overhead costs by $100 million, and is on track with its restructuring.

•	The Company has commenced a modified “Dutch Auction” tender offer to purchase up to 22.2 million of its common shares in a price range of $33.00 to $36.00 per share, for a maximum aggregate repurchase price of up to $800 million. The shares sought represent approximately 19% of the Company’s shares outstanding as of October 12, 2006. The tender is scheduled to expire, unless extended by the Company, at 5 p.m., Eastern Time, on November 16, 2006.

Anderson’s background information

Prior to joining Wendy’s, Anderson was Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. for 14 years. M/I is a $1 billion NYSE-listed company that is one of the nation’s leading homebuilders. She was also on the Board of Directors of M/I.

Anderson has an MBA from the Fuqua School of Business at Duke University and a Bachelor of Arts degree in business administration from Elon University in North Carolina. Anderson has served on the finance committee of the Columbus Foundation, the OhioHealth finance committee and on several other boards.

She is currently on the board of LabCorp (Laboratory Corporation of America Holdings), a NYSE-listed company that is one of the world’s largest clinical laboratories, with annual revenues of $3.3 billion.

Tender offer statement

The Company has retained JP Morgan Securities Inc. and Goldman, Sachs & Co. to serve as Co-Dealer Managers for the tender offer. Requests for documents may be directed to Georgeson Inc., the information agent, at (866) 277-0928. Questions regarding the tender offer may be directed to JP Morgan Securities Inc. by calling toll-free at (877) 371-5947 or to Goldman, Sachs & Co. by calling toll-free at (800) 323-5678.

This announcement is not an offer to purchase or a solicitation of an offer to sell with respect to any securities. The tender offer is being made solely by the Offer to Purchase dated October 18, 2006.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s most successful restaurant operating and franchising companies, with more than 6,300 Wendy’s Old Fashioned Hamburgers restaurants in North America and more than 300 international Wendy’s restaurants. More information about the Company is available at www.wendys-invest.com.

INVESTOR AND MEDIA CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.